UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2015

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Research Park Drive

Madison, WI 53711

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, Exact Sciences Corporation (the “Company”) reported that its Board of Directors has appointed John K. Bakewell to serve as Chief Financial Officer effective January 1, 2016.  In his role as Chief Financial Officer, Mr. Bakewell will succeed William J. Megan, the Company’s Senior Vice President, Finance, as principal financial officer.

Mr. Bakewell, age 54, served as chief financial officer of Lantheus Holdings, Inc. from June 2014 to December 2015.  Mr. Bakewell previously served as chief financial officer of Interline Brands, Inc. from June 2013 to May 2014 and as the executive vice president and chief financial officer of RegionalCare Hospital Partners from January 2010 to December 2011.  In addition, Mr. Bakewell held the same positions with Wright Medical Group, a global orthopedic medical device manufacturer from 2000 to 2009.  Mr. Bakewell also served as chief financial officer of Altra Energy Technologies from 1998 to 2000, Cyberonics, Inc. from 1993 to 1998, and Zeos International from 1990 to 1993.  Mr. Bakewell serves on the board of directors of each of Entellus Medical, Inc. and Keystone Dental, Inc. Mr. Bakewell earned a bachelor’s degree in accounting from the University of Northern Iowa and is a certified public accountant (Minnesota and Iowa licensure, current status inactive).

Under Mr. Bakewell’s Employment Agreement with the Company, to be effective January 1, 2016 (the “Employment Agreement”), Mr. Bakewell will receive an annual base salary of $410,000, and he will be eligible to earn an annual performance bonus of up to 50% of his then current base salary based upon the achievement of goals to be determined by the Company.  The Employment Agreement also provides for an award to Mr. Bakewell of 238,095 restricted stock units to be settled in shares of the Company’s common stock (“RSUs”).  Twenty-five percent of the shares underlying the RSUs will vest on January 1, 2017 and the balance will vest in equal quarterly installments over a 3-year period beginning on January 1, 2017, subject to acceleration in certain circumstances.

Additionally, as a signing bonus, Mr. Bakewell will be entitled under the Employment Agreement to $125,000 in cash, payable within 15 days of January 1, 2016, and an award of 14,175 RSUs, vesting in full on January 1, 2017, subject to acceleration in certain circumstances.  The Company will also pay Mr. Bakewell up to $31,800 to assist to assist Mr. Bakewell with relocation and related expenses, such as temporary housing.  If Mr. Bakewell terminates his employment with the Company without Good Reason (as defined in the Employment Agreement) at any time before January 1, 2017, Mr. Bakewell will be required to repay the cash signing bonus and the relocation allowance within 30 days of the effective date of his termination.

If Mr. Bakewell is terminated without Cause (as defined in the Employment Agreement) or resigns for Good Reason, he will be entitled under the Employment Agreement to receive certain severance benefits including (1) salary continuation for 12 months, (2) $10,000 towards outplacement consulting, and (3) immediate acceleration by a period of 12 months of any then unvested equity awards. If, in certain circumstances in connection with a Change of Control (as defined in the Employment Agreement), Mr. Bakewell is terminated without cause or resigns for good reason, all of Mr. Bakewell’s then unvested equity awards will immediately become fully vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: December 17, 2015	By:	/s/ D. Scott Coward
	Name:	D. Scott Coward
	Title:	Senior Vice President and General Counsel